Exhibit (e)under Form N-1A
                                              Exhibit (1) under Item 601/Reg.S-K


                                    Exhibit P
                                     to the
                             Distributor's Contract

                           Federated Insurance Series
                           Federated Kaufmann Fund II
                                 Service Shares

     The following provisions are hereby incorporated and made part of the Distributor's Contract dated December 1, 1993, between Federated Insurance Series and Federated Securities Corp. with respect to the Class of shares of the Portfolios set forth above.

1. The Trust hereby appoints FSC to engage in activities principally intended to result in the sale of shares of the above-listed Class ("Shares"). Pursuant to this appointment, FSC is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

2. During the term of this Agreement, the Trust will pay FSC for services pursuant to this Agreement, a monthly fee computed at the annual rate of .25% of the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

3. FSC may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class' expenses exceed such lower expense limitation as FSC may, by notice to the Trust, voluntarily declare to be effective.

4. FSC will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. FSC, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.

5. FSC will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.

     In consideration of the mutual covenants set forth in the Distributor's Contract dated December 1, 1993 between Federated Insurance Series and Federated Securities Corp., Federated Insurance Series executes and delivers this Exhibit on behalf of the Service Shares of Federated Kaufmann Fund II, first set forth in this Exhibit.

      Witness the due execution hereof this 1st day of March, 2003.

I.    FEDERATED INSURANCE SERIES
II.
III.
IV.                                 By:  /s/ J. Christopher Donahue
                                    Name: J. Christopher Donahue
                                    Title:  President



                                    FEDERATED SECURITIES CORP.


                                    By:  /s/ James F. Getz
                                    Name:  James F. Getz
                                    Title:  President - Broker/Dealer






a.
                                  Amendment to
                             Distributor's Contracts
                                     between
                               the Federated Funds
                                       and
                           Federated Securities Corp.

     This Amendment to the Distributor's Contracts (each an "Agreement" and together, the "Agreements") between the Federated Funds listed on Exhibit A, (each a "Fund" and collectively, the "Funds") and Federated Securities Corp. ("Distributor") is made and entered into as of the 1st day of October, 2003.

     WHEREAS, each Fund has entered into an Agreement with the Distributor under and pursuant to which the Distributor is the principal underwriter of the shares of the Fund;

     WHEREAS, the Securities and Exchange Commission and the United States Treasury Department ("Treasury Department") have adopted a series of rules and regulations arising out of the USA PATRIOT Act (together with such rules and regulations, the "Applicable Law"), specifically requiring certain financial institutions, including the Funds and the Distributor, to establish a written anti-money laundering and customer identification program ("Program");

     WHEREAS, each of the Funds and the Distributor have established a Program and wish to amend the Agreements to reflect the existence of such Programs and confirm the allocation of responsibility for the performance of certain required functions;

     NOW, THEREFORE, the parties intending to be legally bound agree and amend each Agreement as follows:

1. The Funds and the Distributor each represent, warrant and certify that they have established, and covenant that at all times during the existence of each respective Agreement they will maintain, a Program in compliance with Applicable Law.

2. The Funds each represent and warrant that the Funds have entered into an amendment to the agreement with the transfer agent of the Funds, pursuant to which the transfer agent has agreed to perform all activities, including the establishment and verification of customer identities as required by Applicable Law or its Program, with respect to all customers on whose behalf Distributor maintains an account with the Funds.

3. Distributor covenants that it will enter into appropriate amendments to selling or other agreements with financial institutions that establish and maintain accounts with the Funds on behalf of their customers, pursuant to which such financial institutions covenant to establish and maintain a Program with respect to those customers in accordance with Applicable Law.

In all other respects, each Agreement first referenced above shall remain in full force and effect.

   WITNESS the due execution hereof as of the 1st day of October, 2003.

                          FUNDS

                          By:  /s/ John W. McGonigle
                          Name:  John W. McGonigle
                          Title:   Executive Vice President


                          federated Securities Corp.

                          By:  /s/ James F. Getz
                          Name:  James F. Getz
                          Title:         President - Broker/Dealer

                                  EXHIBIT A

Funds       Distributor's Contract Date

Cash Trust Series, Inc.                               March 1, 1993
Cash Trust Series II                                  January 25, 1991
Edward Jones Money Market Fund                        April 1, 2001
Edward Jones Tax-Free Money Market Fund               March 1, 2001
Federated Adjustable Rate Securities Fund             April 24, 1992
Federated American Leaders Fund, Inc.                 March 1, 1993
Federated Equity Funds                                June 1, 1995
Federated Equity Income Fund, Inc.                    March 1, 1993
Federated Fixed Income Securities Fund, Inc.          December 24, 1991
Federated GNMA Trust                                  May 29, 1992
Federated Government Income Securities, Inc.          July 17, 1996
Federated High Income Bond Fund, Inc.                 March 1, 1993
Federated High Yield Trust                            August 1, 1989
Federated Income Securities Trust                     December 31, 1991
Federated Income Trust                                June 1, 1992
Federated Index Trust                                 September 3, 1991
Federated Institutional Trust                         September 1, 1994
Federated Insurance Series                            December 1, 1993
Federated International Series, Inc.                  February 11, 1991
Federated Investment Series Funds, Inc.               June 22, 1992
Federated Limited Duration Government Fund, Inc.      July 22, 1991
Federated Managed Allocation Portfolios               December 1, 1993
Federated Municipal Opportunities Fund, Inc.          July 17, 1996
Federated Municipal Securities Fund, Inc.             March 1, 1993
Federated Municipal Securities Income Trust           September 9, 1991
Federated Short-Term Municipal Trust                  June 1, 1993
Federated Stock and Bond Fund, Inc.                   March 1, 1993
Federated Stock Trust                                 August 1, 1989
Federated Total Return Government Bond Fund           September 1, 1995
Federated Total Return Series, Inc.                   December 1, 1993
Federated U.S. Government Bond Fund                   August 1, 1989
Federated U.S. Government Securities Fund: 1-3 Years May 29, 1992 Federated U.S. Government Securities Fund: 2-5 Years May 29, 1992
Federated World Investment Series, Inc.               March 1, 1994
Intermediate Municipal Trust                          June 1, 1993
Money Market Obligations Trust                        March 1, 1994